     As filed with the Securities and Exchange Commission on November 26, 1997.
                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 --------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                 --------------------

                                   CONDUCTUS, INC.
                (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                            77-0162388
 (State or Other Jurisdiction of                           (I.R.S. Employer
  Incorporation or Organization)                          Identification Number)


                                969 WEST MAUDE AVENUE
                             SUNNYVALE, CALIFORNIA 94086
                  (Address of principal executive offices) (Zip Code)

                                 --------------------

                        1992 STOCK OPTION/STOCK ISSUANCE PLAN
                          1994 EMPLOYEE STOCK PURCHASE PLAN
                           STOCK OPTION AGREEMENT (KAPLAN)
                              (Full title of the Plans)

                                 --------------------

                                  CHARLES E. SHALVOY
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     969 WEST MAUDE AVENUE, SUNNYVALE, CA  94086
                       (Name and address of agent for service)
                                    (408)-523-9950
            (Telephone number, including area code, of agent for service)

                                 --------------------

                                                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                 AMOUNT TO           OFFERING PRICE          AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED           BE REGISTERED (1)       PER SHARE (2)       OFFERING PRICE (2)    REGISTRATION FEE

1992 STOCK OPTION/STOCK ISSUANCE PLAN:
     Options to Purchase Common Stock            200,000 Shares              N/A                   N/A                   N/A
     Common Stock, $0.0001 par value             200,000 Shares            $4.875                $975,000              $295.45

1994 EMPLOYEE STOCK PURCHASE PLAN:
     Common Stock, $0.0001 par value             150,000 Shares            $4.875                $731,250              $221.59

OPTION AGREEMENT
     Options to Purchase                          15,000 Shares              N/A                   N/A                   N/A
     Common Stock (Kaplan)                        15,000 Shares            $4.875                $ 73,125              $ 22.16


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Conductus, Inc. 1992 Stock Option/Stock Issuance Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Conductus, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Conductus, Inc. as reported on the Nasdaq National Market on November 21, 1997.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Conductus, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's report on Form 10-K for the fiscal year ended December 27, 1996, and on Form 10-Q for the quarters ended March 28, 1997, June 30, 1997, and September 30, 1997;

         (b) The Registrant's Registration Statement No. 0-19915 on Form 8-A filed with the SEC on March 6, 1992, and amended on July 6, 1993, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit of the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

Exhibit Number     Exhibit
--------------     -------

     5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

     23.1          Consent of Coopers & Lybrand L.L.P. - Independent
                   Accountants.

     23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.


Item 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1992 Stock Option/Stock Issuance Plan and 1994 Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, state of California, on this 26th day of November 1997.

                                      CONDUCTUS, INC.

                                      By:  /s/ CHARLES E. SHALVOY
                                           -----------------------------------
                                           Charles E. Shalvoy
                                           President, Chief Executive Officer
                                           and Director


                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Conductus, Inc., a Delaware corporation, do hereby constitute and appoint Charles E. Shalvoy, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                                Date
---------                              -----                                ----

/s/ CHARLES E. SHALVOY                 President, Chief Executive Officer   November 26, 1997
-------------------------------        and Director
Charles E. Shalvoy                     (Principal Executive Officer)



/s/ DONALD F. DePASCAL                 Controller (Principal                November 26, 1997
-------------------------------        Financial and Accounting Officer)
Donald F. DePascal


Signature                              Title                                Date
---------                              -----                                ----


/s/ JOHN F. SHOCH                      Chairman of the Board                November 26, 1997
-------------------------------
John F. Shoch



-------------------------------        Director                             _________, 1997
Martin Cooper



/s/ ROBERT JANOWIAK                    Director                             November 26, 1997
-------------------------------
Robert Janowiak



/s/ MARTIN A. KAPLAN                   Director                             November 26,1997
-------------------------------
Martin A. Kaplan


                                     EXHIBIT INDEX

Exhibit Number     Exhibit                                                          Sequentially Numbered Page
--------------     -------                                                          --------------------------
    5              Opinion and consent of Gunderson Dettmer Stough Villeneuve
                   Franklin & Hachigian, LLP.

    23.1           Consent of Coopers & Lybrand L.L.P. - Independent Accountants.

    23.2           Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                   Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1           1992 Stock Option/Stock Issuance Plan.

    99.2 Form of Notice of Grant of Stock Option (incorporated by reference to Registration Statement No. 33-82454 on Form
                   S-8 filed with the SEC on August 5, 1994).

    99.3           Form of Stock Option Agreement (incorporated by reference to
                   Registration Statement No. 33-82454 on Form S-8 filed with the SEC on August 5, 1994).

    99.4           Addendum to Stock Option Agreement - Financial Assistance
                   (incorporated by reference to Registration Statement No.
                   33-82454 on Form S-8 filed with the SEC on August 5, 1994).

    99.5           Addendum to Stock Option Agreement - Limited Stock
                   Appreciation Right (incorporated by reference to Registration Statement No. 33-82454 on Form S-8 filed with the SEC on August 5, 1994).

    99.6 Form of Stock Issuance Agreement (incorporated by reference to Registration Statement No. 33-82454 on Form
                   S-8 filed with the SEC on August 5, 1994).

    99.7 Form of Stock Purchase Agreement (incorporated by reference to Registration Statement No. 33-82454 on Form
                   S-8 filed with the SEC on August 5, 1994).

    99.8 Form of Notice of Grant (Non-Employee Director) to be generally used in connection with the automatic grant program of the 1992 Stock Option/Stock Issuance Plan.

    99.9 Form of Stock Option Agreement (Non-Employee Director) to be generally used in connection with the automatic grant program of the 1992 Stock Option/Stock Issuance Plan.

    99.10          Option Agreement with Notice of Grant between Martin A.
                   Kaplan and Registrant dated November 12, 1997.
